United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2007
(Date of Report)

Home System Group
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan, Fu Tian Qu, Shenzhen City, P.R. China
(Address of principal executive offices)

086-755-83570142
(Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On May 23, 2007, the Registrant entered into a subscription agreement (the “Subscription Agreement”) with Total Giant Group Limited, Total Shine Group Limited, Victory High Investments Limited and Think Big Trading Limited (collectively referred to herein as “Investors”). Pursuant to the terms of the Subscription Agreement, the Registrant issued and sold 10,000,000 shares of its common stock (the “Securities”) to the Investors in a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933. The Registrant sold the shares at a price of $4 per share, for aggregate offering consideration of $40,000,000. There are no material relationships between the Registrant or its affiliates and the Investors, other than in respect of the Subscription Agreement. A copy of the Subscription Agreement is being filed as Exhibit 10.1 to this Current Report.

The Investors paid 16.25% of the purchase price upon closing and the remainder shall be payable pursuant to the terms of a promissory note as follows: upon the earlier to occur of: (i) two years from the date of the Note; or (ii) within five business days of written notification from the Registrant that a registration statement pursuant to the Securities Act of 1933, as amended, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) registering the shares of Common Stock was declared effective by the SEC.

The Registrant agreed that it shall use commercially reasonable efforts to file with the SEC a registration statement (the “Registration Statement”) covering the resale of the Securities within two months of the date of the Subscription Agreement. The Registrant agreed that it shall use commercially reasonable efforts to cause the Registration Statement to be declared effective within nine months of the date of the Subscription Agreement. If the Registration Statement is not declared effective by the SEC on or prior to close of business on the nine month anniversary of the date of the Subscription Agreement, the Company agreed that it will pay to the Investors, pro rata, an aggregate amount of $65,000.

Item 3.02 Unregistered Sales of Equity Securities.

Sale of Common Stock to the Investors

On May 23, 2007, the Registrant issued and sold 10,000,000 shares of its common stock to the Investors. The shares were sold at a price of $4 per share, for aggregate offering consideration of $40,000,000.

1. Section 4(2) of the Securities Act

The shares were sold to the Investors without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. Section 4(2) of the Securities Act exempts from registration “transactions by an issuer not involving any public offering.” To qualify for this exemption, the purchasers of the securities must (1) have enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment or be able to bear the investment's economic risk, (2) have access to the type of information normally provided in a prospectus, and (3) agree not to resell or distribute the securities to the public. In addition, the registrant cannot use any form of public solicitation or general advertising in connection with the offering.

The Registrant believes that all of the requirements to qualify to use the exemption from registration contained in Section 4(2) of the Securities Act have been satisfied in connection with the sale of its common stock to the Investors. Specifically, (1) the Registrant has determined that the Investors are knowledgeable and experienced in finance and business matters and thus are able to evaluate the risks and merits of acquiring the Registrant’s common stock; (2) the Investors have advised the Registrant that they are able to bear the economic risk of purchasing the common stock; (3) the Registrant has provided the Investors with access to the type of information normally provided in a prospectus; (4) pursuant to the Subscription Agreement, the Investors have agreed not to resell or distribute the securities to the public; and (5) the Registrant did not use any form of public solicitation or general advertising in connection with the offering.

2. Regulation S under the Securities Act

In addition, the shares were sold to the Investors without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Regulation S under the Securities Act. Regulation S is available only for offers and sales of securities made entirely outside the United States. These transactions are referred to as “offshore transactions,” and pursuant to Regulation S offshore transactions are not subject to Section 5 of the Securities Act. Offshore transactions include offers and sales of securities by a registrant located in the United States to persons located outside the United States.

The Registrant, which is located in the United States, believes that the sale of its common stock to the Investors constituted an offshore transaction. Investors are all residents of China. At the time the Registrant offered to sell them shares of its common stock, the Investors were located in China. Furthermore, at the time the Registrant sold its common stock to the Investors, the Registrant reasonably believed that the Investors were outside the United States. As a result, the Registrant believes that these facts enable it to also rely on Regulation S for an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Subscription Agreement, dated as of May 23, 2007, between the Registrant and the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May _____, 2007	Home System Group

By:
Name: Weiqiu Li Title: Chief Executive Officer